UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 18, 2007
DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY		11042

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 516-734-3600
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On October 18, 2007, DealerTrack Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lehman Brothers Inc., as representative of the several underwriters listed on Schedule I thereto (the “Underwriters”), and Credit Management Solutions, Inc., a wholly owned subsidiary of First Advantage Corporation (the “Selling Stockholder”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell 2,000,000 shares and the Selling Stockholder agreed to sell 2,500,000 shares (collectively, the “Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), at $46.40 per share. The Company and the Selling Stockholder also granted the Underwriters a 30-day option to purchase up to an additional 675,000 shares of Common Stock to cover over-allotments, if any. The Underwriters exercised this option in full on October 19, 2007.
The Shares are being offered and sold under a prospectus filed with the Securities and Exchange Commission pursuant to the Company’s registration statement on Form S-3 (File No. 333-146729). The offering, including the offering of the over-allotment shares, is scheduled to close on October 24, 2007, subject to customary closing conditions.
A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit
No.	Description
1.1	Underwriting Agreement, dated October 18, 2007, by and among DealerTrack Holdings, Inc., Lehman Brothers Inc., as representative of the several underwriters listed on Schedule I thereto, and Credit Management Solutions, Inc., a wholly owned subsidiary of First Advantage Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2007

Dealertrack Holdings, Inc.

	By:	/s/ Robert J. Cox III

Robert J. Cox III
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description
1.1	Underwriting Agreement, dated October 18, 2007, by and among DealerTrack Holdings, Inc., Lehman Brothers Inc., as representative of the several underwriters listed on Schedule I thereto, and Credit Management Solutions, Inc., a wholly owned subsidiary of First Advantage Corporation.